Exhibit 5.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form F-10, dated February 5, 2010, to the use of our report dated March 25, 2009 (except for note 23 (b)-(e) which is as at February 3, 2010) relating to the consolidated financial statements of Aquiline Resources Inc. (which report expresses an unqualified opinion) for the years ended  December 31, 2008 and 2007.

We also consent to the incorporation in this Registration Statement on Form F-10, dated February 5, 2010, to the use of our report dated February 2, 2010 relating to the Reconciliation between Canadian and United States generally accepted accounting principles of Aquiline Resources Inc. as at and for the years ended December 31, 2008 and 2007.

We also consent to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.

Dated this 5th day of February, 2010.

/s/ MSCM LLP
MSCM LLP
Chartered Accountants
Licensed Public Accountants
Toronto, Ontario